Zion Oil & Gas
Friday, July 15, 2011
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Dear Shareholder and/or Friend of Zion...

Since my last update to you on July 1, 2011, Zion's staff has, as usual, been extremely busy. Here is a short (but not complete) list of the various areas that we are working on:

(i) The Ma'anit-Joseph #3 Well on the Joseph License - (on approximately 83,000 acres.)

Please refer to Zion's July 1, 2011 update for the background information regarding this well. We have been preparing (and maintaining) the well and are currently waiting on Schlumberger to import their equipment into Haifa Port, Israel from Ravenna, Italy.

Dr. Victor Bariudin, Israel's Senior Coordinator of Oil & Gas Production at the Ministry of National Infrastructures, visited the Ma'anit-Joseph #3 wellsite on Sunday, July 10, 2011, as you can see in the photograph below. Dr. Bariudin plans to be present during the three days when Schlumberger carries out the planned drill stem test. After the test, as soon as practicable, we will update everyone with the results.

Left to Right:
(i) Richard Rinberg (CEO)
(ii) Dr. Eliezer Kashai (Vice President, Israeli Exploration)
(iii) Danny Weisman (Field Manager)
(iv) Dr. Victor Bariudin (Senior Coordinator of Oil & Gas Production at the Ministry of National Infrastructures)
(v) Rasim Yoruk (Well Site Manager)
(vi) Aaron Kahn (Geologist)

Visit to the Ma'anit-Joseph #3 wellsite on Sunday, July 10, 2011.

(ii) The Jordan Valley License - (on approximately 56,000 acres.)

On Thursday, July 7, 2011, Dr. Uri Frieslander, General Manager of the Geophysical Institute of Israel (GII) and Zion's Dr. Eliezer Kashai and Aaron Kahn were out in the Jordan Valley, 'walking the seismic line' in preparation for our proposed field seismic data acquisition in our Jordan Valley license. The license was granted to us in April 2011 and we plan to drill a well in the Jordan Valley license area by April 2013, at the latest.

(iii) The Asher-Menashe License - (on approximately 79,000 acres.)

We have held this license since June 2007 and, in late May 2011, we requested an extension to June 2012. The Commissioner's practice is that, after the initial three year license grant, the Commissioner grants extensions in one year increments only. This past week, we received written confirmation from the Petroleum Commissioner's office that the extension that we requested was granted. Please click here to review the press release.

(iv) Zion Drilling

For some time, we have been pursuing the idea of establishing Zion Drilling, to ensure that Zion has control of a suitable drilling rig that has the ability to drill deep onshore wells in Israel. This past week, we received a draft Memorandum of Understanding from one interested company and soon, perhaps next week, we expect to receive a second draft Memorandum of Understanding from another interested company. Clearly, from our point of view, having two companies compete to become our (minority) partner is a good situation. Whoever we decide to proceed with, we will insist that Zion Oil & Gas has majority control of its subsidiary, to be named Zion Drilling.

Richard Rinberg (CEO of Zion Oil & Gas) in front of Israel's Parliament (the Knesset)

(v) The Knesset

On Tuesday, July 12, 2011, I attended the Knesset (Israel's Parliament, in Jerusalem) for a meeting of the Economics Committee. The agenda concerned the updating of Israel's Petroleum Law; this was enacted in 1952 and underwent revision in 1965, in an attempt to encourage foreign interest in exploration activities. Since 1965, there has been almost no change in the Petroleum Law, but great changes in the petroleum industry in Israel. In the Knesset meeting room, I met Israel's Petroleum Commissioner, Dr. Michael Gardosh, and personally thanked him for extending Zion's Asher-Menashe license.

(vi) Dennis Prager

I was recently interviewed by Dennis Prager, one of America's most respected radio talk show hosts. Dennis has been broadcasting on radio in Los Angeles since 1982 and his show became nationally syndicated in 1999. I was able to give some of the background to Zion’s work in Israel and our planned multi-well program.

After the interview, Dennis Prager mentioned that he will be visiting Israel in September 2011 with 150 of his listeners. When he visits, I plan to meet with him and record a follow-up interview.

After the radio interview was aired on June 30, 2011, one of Zion's executives happened to turn on his car radio and heard Dennis talking positively about Zion... a good sign.

(vii) Rights Offering

Subscriptions for the rights offering have begun to arrive at our office. As noted below, ONE UNIT (purchase price $5.00) will consists of:

ONE SHARE of Zion's common stock
plus
WARRANTS to purchase TWO additional shares

of Zion's common stock, within one year of the closing of the offering, at an exercise price of $3.50 per Share.

Please give full consideration to this time-limited rights offering opportunity.

..............................

Of course, the above is just a part of the work that occupies our business day (and night...). We plan to implement a multi-well program in Israel and have a number of opportunities that we wish to pursue, at the appropriate time.

I'll conclude with a quote from Israel's previous Petroleum Commissioner, Dr. Ya'akov Mimran, who retired in May 2011. In an interview concerning Israel's oil & gas industry, published by "Globes" (Israel's business journal), he said:

"I'm very optimistic about both gas and oil discoveries. We're in a good place on the road. I also have faith in onshore wells by companies such as...  Zion Oil & Gas Inc. (NASDAQ:ZN), which are targeting deep strata..."

At Zion, we also have faith that, whatever the short term obstacles and temporary setbacks, we will overcome all difficulties and we will complete our mission. We have many opportunities in Israel, a large exploration area, an excellent professional team and, of course, committed stockholders who support us on the journey.

Exploration requires hard work, determination and good science... but also, faith that we shall overcome the difficulties.

Faith is a knowledge within the heart, beyond the reach of proof...

I do believe that we will overcome and we will see success.

2011 RIGHTS OFFERING

Zion is currently holding a Rights Offering, open to every stockholder who held Zion stock as of the close of business on June 15, 2011, the record date of the offering.

For full details of the rights offering please review the prospectus supplement (that contains a description of the rights offering and other information) and the subscription documents that have been sent to the holders of record on June 15, 2011. The prospectus supplement is available if you click here.

For your ease of reference, here are some of the basic details of the rights offering:

Under the rights offering, Zion distributed (at no cost to stockholders) non-transferable subscription rights to holders of Zion's common stock on the close of business on the record date of June 15, 2011, to purchase their pro rata portion of 6.25 million Units of Zion's securities at a purchase price of $5.00 per Unit.

ONE UNIT (purchase price $5.00)
consists of:
ONE SHARE of Zion's common stock
plus
WARRANTS to purchase TWO additional shares

of Zion's common stock, within one year of the closing of the offering, at an exercise price of $3.50 per Share.

Under the rights offering, stockholders of record on June 15, 2011 have the right to subscribe for ONE Unit for every FOUR shares of common stock owned on the record date, equivalent to 0.25 subscription rights for each share of common stock owned on June 15, 2011.

For example, if you owned 100 shares of Zion common stock on the record date of June 15, 2011, you will be entitled to 25 Units under this rights offering.

This gives you the right to buy (up to) 25 shares of common stock at $5.00 per share ($125). In addition, if you do exercise your rights, you will receive Warrants. For example, if you exercise your full rights and buy 25 shares, you will receive Warrants to buy 50 additional shares of common stock at $3.50 per share ($175) within one year of the closing of the offering.

If the Company receives valid subscriptions for all of the Units available under the rights offering, then the gross proceeds of the offering will be $31.25 million, before offering-related expenses which we estimate should not exceed $150,000. This figure does not include proceeds, if any, from any future exercises of the Warrants included in the Units.

The Warrants, which will be issued together with the shares of Common Stock included in the Units, will be exercisable for a one year period, beginning on the closing date following the expiration of the rights offering, at a per share exercise price of $3.50.

The rights offering is planned to continue until July 25, 2011 (subject to Zion's right to extend the offering).

The rights offering includes an over-subscription privilege, allowing a stockholder who exercises all of its basic subscription privilege the right to purchase additional Units that remain unsubscribed at the expiration of the rights offering, subject to the availability and pro rata allocation of Units among stockholders exercising their over-subscription right.

The proceeds of the rights offering will be used to further our oil and gas exploration program, as well as general corporate purposes.

We have mailed to holders of Zion's common stock (as of the close of business on June 15, 2011) a copy of the prospectus supplement, subscription materials and other items necessary to exercise their rights, if they so choose.

Shareholders who hold their shares in a bank or broker name will receive the rights offering material from their bank or broker.

Please note that this Newsletter is neither an offer nor a solicitation of any offer. The securities are offered by prospectus only, and only within those States and other jurisdictions in which the securities may be sold, and this Newsletter is neither an offer to sell nor a solicitation of any offer to buy in any state or jurisdiction in which such offer, solicitation or sale would be unlawful prior to the registration or qualification under the securities of any such state or jurisdiction.

We have placed some FAQs (Frequently Asked Questions) on our website at:

 www.zionoil.com/investor-center

"In your good pleasure, make Zion prosper..."
Psalm 51:18

Thank you for your support of Zion and Shalom from Israel.

Richard Rinberg
CEO of Zion Oil & Gas, Inc.
www.zionoil.com

FORWARD LOOKING STATEMENTS: Statements in this communication that are not historical fact, including statements regarding Zion's planned operations, anticipated attributes of geological strata being drilled, the presence or recoverability of hydrocarbons, the results of well testing, the sufficiency of cash reserves, the formation of a drilling subsidiary and the negotiation and execution of agreements related thereto, the ability to raise additional capital, timing and potential results thereof and plans contingent thereon are forward-looking statements as defined in the "Safe Harbor" provisions of the Private Securities Litigation Reform Act of 1995. These forward looking statements are based on assumptions that are subject to significant known and unknown risks, uncertainties and other unpredictable factors, many of which are described in Zion's periodic reports filed with the SEC and are beyond Zion's control. These risks could cause Zion's actual performance to differ materially from the results predicted by these forward-looking statements. Zion can give no assurance that the expectations reflected in these statements will prove to be correct and assumes no responsibility to update these statements.

NOTICE:
Zion Oil & Gas, Inc. has filed a registration statement (including a prospectus supplement) with the SEC for the offering to which this communication relates. Before you invest, you should read the prospectus in that registration statement and other documents the issuer has filed with the SEC for more complete information about Zion Oil & Gas and its offering. You may get these documents for free by visiting EDGAR on the SEC website at  www.sec.gov. Alternatively, Zion Oil & Gas will send you the prospectus if you request it by calling toll free 1-888-TX1-ZION (1-888-891-9466).

Contact Information :
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More information about Zion is available at www.zionoil.com or by contacting Mike Williams (dallas@zionoil.com) at:
Zion Oil & Gas, Inc.
6510 Abrams Rd., Suite 300,
Dallas, TX 75231.
Tel: 1-214-221-4610 or 1-888-891-9466